Exhibit 4.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated March 24, 2009, in this Registration Statement (Form S-6 No. 333-157671) of Smart Trust, Tax Free Income Trust (2009 Series A).

GRANT THORNTON LLP

New York, New York
March 24, 2009